Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Sets Multiple Records in First Quarter Operating Results

Miami, FL – November 9, 2021 – EVI Industries, Inc. (NYSE American: EVI) achieved record revenue, gross profit, gross margin, operating profit, net income, and Adjusted EBITDA for the three-months ended September 30, 2021, the first quarter of the Company’s fiscal year ending June 30, 2022 (“fiscal 2022”). The Company’s record operating results reflect continued strong demand for the Company’s products and services, growth from continuing operations and from recent acquisitions, and the realization of certain benefits in connection with the Company’s optimization while continuing the recovery from the COVID-19 pandemic.

Highlights to EVI’s First Quarter Record Operating Results (Compared to the First Quarter of Fiscal 2021)

▪	Revenue increased 10% to a record $64 million
▪	Gross profit increased 32% to a record $18 million
▪	Gross margin increased by 470 basis-points to a record 27.7%
▪	Net income increased from $.52 million to a record $2.0 million
▪	Adjusted EBITDA increased 78% from $2.5 million to a record $4.4 million, or approximately 7.0%

Henry M. Nahmad, EVI’s Chairman and CEO commented: “Our record operating results for the first quarter of fiscal 2022 reflect continued recovery across our end customer categories and the success of our efforts to overcome product shortages, shipping challenges, and rapidly rising product costs to take advantage of the solid demand for commercial laundry products and services. Our Company continues to execute at a high level and leverage our market leadership position and significant commercial and operational capabilities to gain market share. With ongoing positive market trends, steady improvement in our capabilities, and acquisition and strategic transaction opportunities, we are confident in our ability to continue to build our business and deliver superior results during fiscal 2022 and beyond.”

Factors Impacting Fiscal Q1 Operating Performance

Product Pricing. During calendar 2021, like other industries, manufacturers of commercial laundry products have experienced significant inflationary pressures and have raised prices accordingly. In connection with the inflationary trend, the Company raised selling prices and took certain other measures to improve gross margins, including the promotion of specific sales methods aimed at delivering enhanced solutions to customers and further implementation of the Company’s gross margin incentive program which is designed to reward its sales professionals for higher gross margin sales. The Company actively monitors market conditions, communicates with suppliers, and makes necessary adjustments in order to sustain competitiveness and profitability. The combination of these actions, together with the continued recovery from the COVID-19 pandemic, resulted in increased sales and gross margins for the first quarter of fiscal 2022.

Product Availability.  Manufacturers of commercial laundry equipment have experienced supply chain disruptions caused by component availability, labor shortages, transportation delays or other supply chain challenges, all of which have impacted typical lead times and overall availability of commercial laundry products. While supply chain disruptions adversely impacted sales during the first quarter of fiscal 2022, the Company nonetheless experienced an increase in sales (as described above) and is encouraged by steady demand evidenced by continued growth in its sales order backlog. The Company expects the supply chain disruptions to continue for the foreseeable future, including during fiscal 2022, and it is actively working with its suppliers in an effort to timely fulfill strong end-user demand.

Operating Expenses.  Operating expenses increased during the first quarter of fiscal 2022 due in part to higher personnel costs and other operating expenses in connection with measures taken to service customers in light of supply chain disruptions. Additionally, the Company continued to incur one-time expenses in connection with operational optimization initiatives, which to date have proven to deliver improved operating performance. The Company expects most of these incremental costs to be temporary and moderate during the beginning part of fiscal 2023 as the supply chain starts to normalize and the consolidation and modernization initiatives are completed.

Technology Investments.  The Company continues to invest in the deployment of advanced operating technologies. Spending in connection with the Company’s technology investments increased 151% in the first quarter of fiscal 2022 as compared to the same period of the prior fiscal year. This ongoing initiative has enabled the Company to accelerate the consolidation of its regional groups of businesses, which has resulted in the elimination of redundant functions, the realization of operating efficiencies, and incremental optimization of operating performance. Additionally, the Company’s operating technologies include sales and service tools that have facilitated improved salesforce and service personnel productivity. The Company expects that the complete installation of its operating technologies will result in an optimized business with the capacity to achieve its expected operating leverage on a sustained basis.

Balance Sheet Strength, Liquidity, and Operating Cash Flow

On September 30, 2021, the Company had net debt of $17 million, which represents an $11 million increase in net debt as compared to June 30, 2021. The increase in net debt is primarily attributable to a $4.8 million increase in accounts receivable, which is due in large part to a 10% increase in sales and a $3.9 million increase in inventory, which is due to an increase in stock orders and delays in the delivery and installation of products at commercial laundries. This change in working capital resulted in $10 million of negative operating cash flows for the first fiscal quarter. However, the Company maintains a healthy and strong balance sheet, including over $100 million of available capital to deploy in connection with acquisition opportunities the Company is pursuing under its buy-and-build growth strategy.

Looking Forward

Mr. Nahmad commented: “Our operating performance reflects the continued recovery from the COVID-19 pandemic, the benefits of a thoughtful acquisition program, and the effectiveness of the strategic investments we are making in optimizing our operations. Given our success, we continue to pursue acquisition and other strategic opportunities in the commercial laundry industry and across other product and service categories that meet our financial and strategic criteria, which takes time, patience, and thoughtful execution. While we are pleased with our operating performance, we remain steadfast in our pursuit of significant growth and the execution of our long-term buy and build growth strategy.”

Earnings Conference Call

The Company provided a pre-recorded earnings conference call including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

For additional information regarding the Company’s results for the quarter ended September 30, 2021, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; risks relating to supply chain disruptions and inflationary trends and the length and severity of the supply chain disruptions and inflationary trends the industry is currently facing, including that they may not subside when expected, the Company’s actions taken in response thereto may not be successful and the expenses associated therewith may be greater and/or endure longer than expected, and the Company may not be able to increase prices it charges to its customers to offset the increased prices charged by manufacturers; demand for the Company’s products and services may not remain strong or meet the Company’s expectations; risks relating to the Company’s ability to build its business, increase market share or otherwise meet its goals; the risk that measures to improve gross margins may not be successful; risks related to the Company’s consolidation and modernization initiatives, including that they may not continue to deliver improved operating performance; the risks that the Company’s investments in advanced technologies may not result in the benefits anticipated; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on the Company and its business, financial condition, liquidity and results, which in large part will depend on future developments and are highly uncertain and beyond the Company’s control, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the persistence of the Delta variant and the potential emergence and spread of new variants, risks related to vaccine mandates, including the potential loss of employees, fines for non-compliance, and loss of or inability to procure certain contracts, including those with the federal government, the success of actions taken or which may be taken by the Company in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, delays in the fulfillment of orders, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s suppliers and customers, including those operating in certain industries (including the hospitality industry), the impact of the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), including its impact on the Company’s income taxes, the potential impairment of goodwill or other intangible assets, and risks related to potential audits of the loans received by the Company and certain of its subsidiaries under the Payroll Protection Program established under the CARES Act notwithstanding the forgiveness of the loans during the fourth quarter of fiscal 2021; the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic opportunities, integration risks, risks related to the Company’s ability to finance acquisitions and indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; to the extent applicable, risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; changes in, or the failure to comply with, government regulation, including environmental regulations; litigation risks, including the costs of defending litigation and the impact of any adverse ruling; the availability and cost of inventory purchased by the Company; the relative value of the United States dollar to currencies in the countries in which the Company’s customers, suppliers and competitors are located; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from delays in installation or in receiving required supplies) and that orders in the Company’s backlog may not be fulfilled as or when expected; risks related to the adoption of new accounting standards and the impact it may have on the Company’s financial statements and results; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results, including, without limitation, in light of the impact of, and uncertainties associated with, the COVID-19 pandemic. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/21	09/30/20

Revenues	$63,741	$57,878
Cost of Sales	46,102	44,545
Gross Profit	17,639	13,333
SG&A	14,970	12,437
Operating Income	2,669	896
Interest Expense	115	169
Income before Income Taxes	2,554	727
Provision for Income Taxes	535	209
Net Income	$2,019	$518

Net Income per Share
Basic	$0.15	$0.04
Diluted	$0.15	$0.04

Weighted Average Shares Outstanding
Basic	12,278	11,935
Diluted	12,659	12,279

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	09/30/21	06/30/21
Assets
Current assets
Cash	$2,773	$6,057
Accounts receivable, net	33,685	28,904
Inventories, net	29,055	25,129
Vendor deposits	410	367
Contract assets	125	347
Other current assets	5,595	4,419
Total current assets	71,643	65,223
Equipment and improvements, net	10,693	10,594
Operating lease assets	7,153	7,060
Intangible assets, net	23,190	23,677
Goodwill	63,895	63,881
Other assets	6,998	7,415
Total assets	$183,572	$177,850

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,774	$26,227
Accrued employee expenses	7,210	7,528
Customer deposits	11,327	10,344
Contract liabilities	200	3,232
Current portion of operating lease liabilities	2,293	2,131
Total current liabilities	44,804	49,462
Deferred tax liabilities, net	4,046	4,208
Long-term operating lease liabilities	5,598	5,567
Long-term debt, net	19,886	11,873
Total liabilities	74,334	71,110

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	310	310
Additional paid-in capital	90,980	90,501
Retained earnings	20,813	18,794
Treasury stock	(2,865)	(2,865)
Total shareholders' equity	109,238	106,740
Total liabilities and shareholders' equity	$183,572	$177,850

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the three months ended
	09/30/21	09/30/20
Operating activities:
Net income	$2,019	$518
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	1,236	985
Amortization of debt discount	13	14
Provision for bad debt expense	108	96
Non-cash lease expense	100	29
Share-based compensation	479	578
Inventory reserve	(31)	(26)
Benefit for deferred income taxes	(162)	(760)
Other	(14)	60
(Increase) decrease in operating assets:
Accounts receivable	(4,889)	530
Inventories	(3,895)	(585)
Vendor deposits	(43)	1,049
Contract assets	222	(5,211)
Other assets	(759)	(1,667)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(2,453)	3,229
Accrued employee expenses	(318)	(208)
Customer deposits	983	2,847
Contract liabilities	(3,032)	2,841
Net cash (used) provided by operating activities	(10,436)	4,319

Investing activities:
Capital expenditures	(848)	(997)
Net cash used by investing activities	(848)	(997)

Financing activities:
Proceeds from borrowings	15,000	12,000
Debt repayments	(7,000)	(20,000)
Net cash provided (used) by financing activities	8,000	(8,000)
Net decrease in cash and cash equivalents	(3,284)	(4,678)
Cash and cash equivalents at beginning of period	6,057	9,789
Cash and cash equivalents at end of period	$2,773	$5,111

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands)

	For the three months ended
	09/30/21	09/30/20
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$98	$137
Cash paid during the period for income taxes	$18	$453

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/21	09/30/20

Net Income	$2,019	$518
Provision for Income Taxes	535	209
Interest Expense	115	169
Depreciation and Amortization	1,236	985
Amortization of Share-based Compensation	479	578
Adjusted EBITDA	$4,384	$2,459